EXHIBIT 10.11(C)








                           FORT HOWARD CORPORATION
                              1919 SOUTH BROADWAY
                         GREEN BAY, WISCONSIN   54304



                                                                 March 9, 1995



Paul J. Schierl
Carol A. Schierl
1815 Rainbow Drive
DePere, Wisconsin 54115


                              Schedule A to the
                           July 31, 1990 Agreement
                           -----------------------


Dear Mr. and Mrs. Schierl:

            Reference is made to (i) Schedule A to the Agreement dated as of July 31, 1990, between Fort Howard Corporation, a Delaware corporation (the "Company"), Paul J. Schierl and Carol A. Schierl, as amended from time to time (collectively, the "Schierl MEPA"; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Schierl MEPA), (ii) the shares of Common Stock sold to Paul J. Schierl pursuant to the Schierl MEPA on October 24, 1988, and June 27, 1990, and (iii) the options to purchase shares of Common Stock granted to Paul J. Schierl pursuant to the Schierl MEPA on October 24, 1988, and June 27, 1990.

      A. Section 8.1(a) of the Schierl MEPA is hereby amended by adding the following to the end thereof:

            "(iii)   Notwithstanding anything in this Agreement to the
      contrary, in the event that (x) the Management Investor or any of his Permitted Transferees sells (an "Open Market Sale") any or all of the shares of Common Stock owned of record by the Management Investor on the Resignation Date (the "Shares" and individually, a "Share") in a transaction effected through Morgan Stanley & Co. Incorporated, a Delaware corporation ("Morgan Stanley"), over the facilities of the Nasdaq National Market System pursuant to a sell order delivered in writing to Morgan Stanley (Attention: Steven J. Alley, Managing Director, Telecopier No. (312) 765-6337, with a copy in writing to the Company (Attention: James W. Nellen II, Vice President, General Counsel and Secretary, Telecopier No. (414) 498-3225)), at any time during the period beginning 180 days after the date of the effective date (the "IPO Date") of the Registration Statement filed by the Company with the Commission on November 23, 1994, as amended (Registration No. 33-56573) and ending 190 days after the IPO Date and (y) the amount per Share (the "Realized Amount") realized by the Management Investor or such Permitted Transferee, as the case may be, in such Open Market Sale (net of brokerage commissions) is less than the amount equal to the sum (the "Put Price") of (A) the Management Investor's or Permitted Transferee's, as the case may be, average Cost of the Shares sold and (B) interest on such average Cost from the IPO Date to the date (the "Sale Date") of the Open Market Sale at a rate per annum, compounded annually, equal to the Applicable Rate (as defined below), then the Company shall pay to the Management Investor or such Permitted Transferee, as the case may be, as promptly as practicable after the Sale Date, an amount (the "Put Differential") in cash equal to the difference between the Put Price and the Realized Amount multiplied by the number of Shares sold in such Open Market Sale. For purposes of the preceding sentence, the "Applicable Rate" shall equal the then-current yield to maturity on United States treasury bills of comparable maturity, as determined in good faith by the Company, plus 50 basis points. Any sale of Shares through Morgan Stanley pursuant to this clause (iii) shall be effected in a manner calculated to minimize any negative impact on the Realized Amount.

            (iv) The Management Investor and his Permitted Transferees agree to take the position on their respective tax returns that the portion (the "Non-Interest Portion") of any Put Differential paid to the Management Investor or any such Permitted Transferee pursuant to clause
      (iii) above that is based on the excess, if any, of the average Cost of the Shares sold over the Realized Amount constitutes capital gain for Federal, state and local income tax purposes. If, notwithstanding such position, the IRS asserts in writing that the Non-Interest Portion constitutes ordinary income for Federal income tax purposes, the Management Investor or his Permitted Transferee, as the case may be, shall promptly notify the Company of such assertion, and shall consult and cooperate with the Company in good faith to attempt to favorably resolve the issue with the IRS. Upon a final determination, within the meaning of Section 1313(a) of the Code (a "Final Determination"), that the Non-Interest Portion constitutes ordinary income for Federal income tax purposes, the Company shall pay to the Management Investor or such Permitted Transferee, as the case may be, as promptly as practicable after such Final Determination, an additional amount (the "Additional Amount") in cash equal to the additional Federal, state and local income taxes payable by the Management Investor or such Permitted Transferee, as the case may be, as a result of the difference between (a) the aggregate ordinary income tax rate applicable to the Management Investor or such Permitted Transferee, as the case may be, with respect to the Non-Interest Portion and (b) the aggregate capital gains tax rate that would have been applicable to the Management Investor or such Permitted Transferee, as the case may be, with respect to the Non-Interest Portion had the Non-Interest Portion been treated as capital gains for Federal income tax purposes; provided, however, that the Additional Amount shall be (i) decreased by the amount of any tax deductions, credits or other benefits realized by the Management Investor or such Permitted Transferee as a result of the treatment of the Non-Interest Portion as ordinary income for tax purposes and (ii) increased by the amount of any Federal, state and local income taxes imposed on the Management Investor or such Permitted Transferee with respect to the income realized upon the receipt of the Additional Amount. Neither the Management Investor nor any of his Permitted Transferees shall enter into or consent to any Final Determination with respect to the Non-Interest Portion without the consent of the Company, which consent shall not be unreasonably withheld.

            (v) Neither the Management Investor nor any of his Permitted Transferees shall (i), during the 7 days prior to, and during the 180-day period which begins on, the IPO Date, without the prior written consent of Morgan Stanley, (A) offer, pledge, sell, contract to sell, sell an option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (A) or
      (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (ii) exercise the put provided for in Section 8.1(a)(i)."

      B. In the event that the Company files a registration statement on Form S-8 with the Commission relating to shares of Common Stock issuable upon exercise of stock options previously granted to employees of the Company, the Company agrees that it shall, to the extent permitted under the applicable securities laws, cover the shares of Common Stock issuable upon exercise of the Management Investor's Putable Options under such registration statement, provided that the Management Investor agrees to make such changes to the Schierl MEPA as may be necessary to permit such shares of Common Stock to be covered under such registration statement, including the amendment of the definition of "Permitted Transferee" set forth in the Schierl MEPA, and otherwise cooperates with the Company in good faith to satisfy the requirements of the securities laws.

      C. The Company agrees that it shall consult with the Management Investor and his Permitted Transferees in good faith with respect to the application of the federal and state securities laws to any Open Market Sale, and shall undertake in good faith to promptly issue new certificates evidencing the shares of Common Stock sold in any Open Market Sale in accordance with the procedure specified in the first sentence of
Section 2.2(c) of the Stockholders Agreement dated as of March 1, 1995, among the Company and other parties thereto, as amended from time to time, provided that the Management Investor and his Permitted Transferees fulfill their obligations under such Section 2.2(c).

                                          FORT HOWARD CORPORATION

                                          By  /s/  James W. Nellen II
                                              Name:  James W. Nellen II
                                              Title:  Vice President


Accepted and Agreed:

 /s/  Paul J. Schierl
--------------------------------
Paul J. Schierl


 /s/  Carol A. Schierl
--------------------------------
Carol A. Schierl




 /s/  Paul J. Schierl, Trustee
--------------------------------
Paul J. Schierl, as Trustee of the
Paul J. Schierl Trust


 /s/  Carol A. Schierl
--------------------------------
Carol A. Schierl, as Potential
Successor Trustee of the
Paul J. Schierl Trust


 /s/  John W. Hickey
--------------------------------
John W. Hickey, as Co-Trustee of
the Paul J. Schierl Irrevocable
Children's Trust


 /s/  James J. Schoshinski
--------------------------------
James J. Schoshinski, as Co-Trustee
of the Paul J. Schierl Irrevocable
Children's Trust